Exhibit 4.18.3
PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED.
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii)
WOULD BE LIKELY TO CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.
REDACTED MATERIAL IS MARKED WITH [***].
CAPITAL EXPENDITURE AND EQUIPMENT AGREEMENT
THIS CAPITAL EXPENDITURE AND EQUIPMENT AGREEMENT (this “Agreement”) is made as of June 30, 2019 (the “Effective Date”) between:
Indivior UK Limited, incorporated and registered under the laws of England and Wales with company number 7183451, having its registered office at The Chapleo Building, Henry Boot Way, Priory Park, Hull HU4 7DY, United Kingdom (“Indivior”).
- and -
Patheon Manufacturing Services LLC, a limited liablity company existing under the laws of the State of Delaware, having a principal place of business at 5900 Martin Luther King Jr. Highway, Greenville, North Carolina 27834 (“Patheon”).
BACKGROUND
Indivior and Patheon entered into a Master Manufacturing Services Agreement effective April 6, 2018, (the “MSA”) under which Patheon Manufacturing Services LLC entered into the Risperidone Product Agreement to perform certain commercial manufacturing services for Indivior effective April 25, 2018 (the “Product Agreement”) for Indivior’s Risperidone Pre-Filled Syringe Powder (the “Product”). In order for Patheon to perform the commercial manufacturing services under the Product Agreement, (the “Services”), certain capital expenditures will be required for the purchase and installation of capital equipment at Patheon’s facility (the “Facility”) to automate the filling of Product. The purpose of this Agreement is to set out the parties’ agreement and undertakings regarding the capital expenditures.
AGREEMENT
NOW, THEREFORE, in consideration of the rights conferred and the obligations assumed herein, and intending to be legally bound, the parties hereby agree as follows:
1.    Definitions
“Automated Filling Equipment” means the machine purchased by Indivior and provided to Patheon to fulfil the manufacture of the product as specified in the URS in Schedule C
“Facility Modifications” means the items listed in that category on Schedule A.
2.    Expenditures and Payment
The estimated cost for the purchase and installation of the Automated Filling Equipment and Facility Modifications and the support and SAT for the installation of the Automated Filling Equipment for the project are set forth in Schedule A. Notwithstanding any other provisions of this Agreement, the individual amount of each item on Schedule A may be increased or decreased to reflect Patheon’s actual cost but the aggregate amount contributed by Indivior for the Facility Modifications and support of the installation and SAT of the Automated Filling Equipment will not exceed $[***] unless there are modifications or changes in the Services or related assumptions or subsequent changes requested by Client. If this occurs, the parties will agree on revised cost estimates and a revised maximum aggregate amount to be contributed by Indivior. No change in the aggregate cost of the Facility Modifications will be made without Indivior’s prior written consent. Patheon will give Indivior a final Schedule A with the actual costs for each item.
Subject to these limitations, Indivior hereby agrees to to be invoiced by Patheon for $[***] towards the Facility Modifications shown on Schedule A immediately upon execution of this Agreement (the “Initial Payment”) and Indivior directs Patheon to incur, on its behalf, pre-approved, direct, out-of-pocket costs for the Facility Modifications listed on Schedule A. Patheon will give Indivior copies of third party invoices for these items (where applicable) within 30 days after Patheon’s receipt thereof and will issue its invoice to Indivior.

Indivior will pay all invoiced amounts owing to Patheon within 45 days of the date of Patheon’s invoice after the Initial Payment has been spent to enable Patheon to pay all amounts owed under the third party invoices. Indivior’s payment of these costs in advance of the performance of the Services is made in contemplation of those Services to be performed by Patheon.
3.    Patheon Use of Automated Filling Equipment and Facility Modifications
Patheon may use the Automated Filling Equipment and Facility Modifications to manufacture products for third parties. Notwithstanding the prior sentence, Indivior’s needs will be prioritized over Patheon’s use of the Automated Filling Equipment and Facility Modifications for third parties and Patheon will ensure that Indivior’s Product supply will not be adversely impacted by this use. Should Patheon use the Automated Filling Equipment for any third parties, Indivior will receive $[***] per batch for each third-party batch manufactured on the Automated Filling Equipment up to 100% of the annual fees due from Indivior. Patheon will provide Indivior with detailed written records of all third party batches that have been manufactured during any Year on the Automated Filling Equipment and will credit Indivior for the cumulative third–party use fees by March 1 of the Year immediately following the Year that the batches were manufactured.
4.    Maintenance of the Automated Filling Equipment
(a)    Patheon will, at its own expense, perform routine repairs, preventive maintenance, and calibration on the Automated Filling Equipment.
(b)    Patheon will give Indivior reasonable access during normal working hours for the inspection of the Automated Filling Equipment.
(c)    Patheon will immediately notify Indivior if the Automated Filling Equipment fails to meet the KPIs demonstrated at SAT. KPIs will be included in SAT certification.
(d)    Patheon will immediately notify Indivior if any breakdown, accident, loss of or damage occurs to the Automated Filling Equipment.
5.    Title and Risk of Loss of the Equipment
The Automated Filling Equipment will be owned by Indivior which will be the sole legal and beneficial owner thereof. The Facility Modifications will be owned by Patheon which will be the sole legal and beneficial owner thereof. Patheon will at all times keep the Automated Filling Equipment and Facility Modifications insured at replacement cost with inflation adjustment, and Patheon will replace any of these items that are lost, damaged or destroyed.
Notwithstanding any limitation or exclusion prescribed by Section 5 or any other provision of this Agreement, Patheon will hold harmless Indivior, its directors, officers, employees, agents, and contractors for, against, and from any and all claims for personal injury, death, or damage to the property of any third party arising from or out of (i) the negligence, gross negligence, or willful misconduct of Patheon, its affiliates, or their respective directors, officers, employees, agents, contractors, or (ii) any event, circumstance, act, or incident first occurring or existing during the period when the Automated Filling Equipment is installed at Patheon, but the obligations set forth in this sentence will not apply to the extent these claims are determined to be attributable to the negligence, gross negligence, or willful misconduct of Indivior, its affiliates, or their respective directors, officers, employees, agents or contractors.
6.    Term; Termination; Effect of Termination on Future Funding
(a)    Term; Termination. This Agreement will commence on the Effective Date and, unless earlier terminated as set forth in this Section 6, will continue in effect until the expiration or termination of the Product Agreement, including any extensions thereof. Either party at its sole option may terminate this Agreement upon written notice where the other party has failed to remedy a material breach of any of its obligations under this Agreement within 60 days following receipt of a written notice of the breach that expressly states in reasonable detail the nature of the breach. Patheon’s failure to meet the estimated timeline set forth in Schedule B will not be considered a material breach of this Agreement.

(b)    Effect of Termination on Future Funding. If this Agreement or the Product Agreement is terminated by Indivior, Indivior’s obligation to further fund expenditures under this Agreement will cease upon Patheon’s receipt of the notice of termination, except for the cost of non-cancellable commitments that are made by Patheon prior to receiving written notice of the termination, and for which Indivior is responsible under Section 2 of this Agreement. If this Agreement or the Product Agreement is terminated by Indivior for reasons other than Patheon’s failure to remedy a material breach, Indivior will remove the Automated Filling Equipment from the Facility at Indivior’s expense. If this Agreement or the Product Agreement is terminated by Indivior due to Patheon’s failure to to remedy a material breach, Patheon will be responsible for the cost of removal of Automated Filling Equipment from the Facility.
7.    General
(a)    All monetary amounts are expressed in the lawful currency of the United States of America.
(b)    This Agreement will be construed and enforced in accordance with the laws of the State of Delaware (without regard to principles of conflicts of law).
(c)    This Agreement contains the entire understanding of the parties about the subject matter herein and supersedes all previous agreements (oral and written), negotiations and discussions.
(d)    The parties may modify or amend the provisions hereof only by an instrument in writing duly executed by both of the parties.
(e)    Neither party may assign or otherwise transfer its rights or obligations hereunder without the prior written consent of the other party.
(f)    This Agreement may be signed by facsimile or in two counterparts, each of which when executed and delivered or transmitted, will be considered an original and both of which together will constitute one and the same instrument.
(g)    The “Background” section of this document is expressly incorporated into the Agreement.

IN WITNESS WHEREOF the duly authorized representatives of the parties have executed this Agreement.

Patheon Manufacturing Services LLC	Indivior UK Limited

By: /s/ Nick Buschur	By: /s/ Frank Stier

Name: Nick Buschur	Name: Frank Stier

Title: Vice President and General Manager	Title: Chief Supply Officer

Date: 26 July 2019	Date: 25 July 2019

SCHEDULE A
An Indivior affiliate is purchasing and will own the Automated Filling Equipment, and will supply the equipment without charge to Patheon for purposes of performing those commercial manufacturing services as specified in the User Requirement Specificiation (URS) in Schedule C and installed per the estimated timeline in Schedule B. The list of equipment and services included in the Automated Filling Equipment provided by Indivior is listed below and the estimated cost to Indivior for the sole purpose of documenting the expected deliverables.

The Automated Filling Equipment	Estimated Cost (€)
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
[***]	[***] €
TOTAL	[***] €

Facility Modifications	Costs (USD)
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
GRAND TOTAL	$[***]

Schedule B
The parties will meet within [***] month of the execution of this Agreement to agree on the estimated timeline for the installation of the Automated Filling Equipment.

Indivior Engineering Timeline
ACTIVITY	2019 (by month)	2020 (by month)	2021 (by month)
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Schedule C
User Requirement Specification for Automated Filling Equipment
To be updated based on agreement between the Parties
Supplier Response Matrix (SRM)
[***]

URS ID	URS Requirement Description Section	Supplier Response	Classification
1	[***]	[***]	[***]
2	[***]	[***]	[***]
3	[***]	[***]	[***]
4	[***]	[***]	[***]
5	[***]	[***]	[***]
6	[***]	[***]	[***]
7	[***]	[***]	[***]
8	[***]	[***]	[***]
9	[***]	[***]	[***]